Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Birks Group Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139613, 333-133561, and 333-171138) and the Registration Statement on Form F-3 (No. 333-173110) of Birks Group Inc. of our report dated June 26, 2015, with respect to the consolidated balance sheets of Birks Group Inc. as of March 28, 2015 and March 29, 2014, and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity and cash flows for the years ended March 28, 2015, March 29, 2014 and March 30, 2013, which appears in the March 28, 2015 Annual Report on Form 20-F of Birks Group Inc.

/s/ KPMG LLP*

June 26, 2015

Montreal, Canada

*CPA auditor, CA, public accountancy permit No. A120220	KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of Independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.